Exhibit 99.1

GPI Announces Retirement of CEO; Appoints Successor

Charlier to Retire; Gronau to Become President and Chief Executive Officer

LAS VEGAS, NV — August 11, 2009 — Gaming Partners International Corporation (Nasdaq:  GPIC), a leading provider of casino currency and table game equipment worldwide, announced today the forthcoming retirement of its President and Chief Executive Officer, Gerard P. Charlier, effective on September 12, 2009.  Charlier, 70, is completing his employment contract which commenced in September 2002 when Gaming Partners International was incorporated.  Charlier will continue to serve as a member of the board of directors.

The Company also announced the appointment of his successor, Gregory Gronau, by the board of directors.  The Company hired Gronau in October 2008 as Executive Vice President and Chief Operating Officer as part of the succession plan necessitated by the planned retirement of Charlier.

Charlier, who has been with the Company since 1985, initially serving on the board of directors of GPI’s founding company, Bourgogne et Grasset (B&G), has been President and Chief Executive Officer of the Company since 1994, presiding over the acquisition of Bud Jones Company by B&G in 2000, and then the merger with Paulson Gaming in 2002 to create Gaming Partners International Corporation.

Under Charlier’s direction, GPI has become a leading supplier of casino currency and table game equipment around the world.  Charlier was instrumental in pioneering the utilization of RFID technology in casino currency to offer increased security, inventory, and tracking applications on gaming tables.

“GPI has been my life’s work for so long and while I will miss the day-to-day activity, I am very confident in handing the reins over to Greg,” said Charlier.  “Having worked closely together over the last several months, I know that the experience and commitment that Greg brings to GPI will continue to advance the company as a global leader in table games equipment and technology.”

Gronau, who will assume his new role on September 12, 2009, has enjoyed a successful career in the gaming industry.  Before joining GPI, Gronau served as President and CEO of Cadillac Jack, a supplier of games and systems to the casino industry.  Prior to that Gronau served as Vice President of Operations for Shuffle Master, Inc. and Vice President of Distribution Services for WMS Industries.

“I am very pleased in the vote of confidence that the Board of Directors has given me with this appointment,” stated Gronau.  “Gerard’s vision and leadership brought together three industry-leading companies to form what is now Gaming Partners International, the premier global supplier of casino currency and table games equipment.  I look forward to working with this great team as we continue to build upon that success.”

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About Gaming Partners International Corporation

GPIC manufactures and supplies (under the brand names of Paulson®, Bourgogne et Grasset® and Bud Jones®) casino chips including plaques and jetons and low frequency and high frequency RFID chips, low and high frequency RFID readers, table layouts, playing cards, dice, gaming furniture, roulette wheels, table accessories, and other products that are used with casino table games such as blackjack, poker, baccarat, craps, and roulette. GPIC is headquartered in Las Vegas, Nevada, with offices in Beaune, France; San Luis Rio Colorado, Mexico; Atlantic City, New Jersey; and Gulfport, Mississippi. GPIC sells its casino products directly to licensed casinos throughout the world. For additional information about GPIC, visit our web site at http://www.gpigaming.com.

Safe Harbor Statement

This release contains “forward-looking statements” based on current expectations but involving known and unknown risks and uncertainties, such as statements relating to anticipated future sales or the timing thereof, the long-term growth and prospects of our business or any jurisdiction, including Macau, the Philippines and Singapore, the duration or effects of unfavorable economic conditions which may reduce our product sales, and the long-term potential of the RFID gaming chips market and the ability of Gaming Partners International to capitalize on any such growth opportunities.  Actual results or achievements may be materially different from those expressed or implied. Gaming Partners International’s plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, the timing and its ability to consummate, acquisitions, and future business decisions and other risks and uncertainties identified in Part I-Item 1A, “Risk Factors” of the Company’s Form 10-K for the period ended December 31, 2008, all of which are difficult or impossible to predict accurately and many of which are beyond its control. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

For more Information please contact:

For Gaming Partners International Corporation:

GPIC Contact:
David W. Grimes
702-598-2400
dgrimes@gpigaming.com

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